Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
November 2, 2022

Entergy reports third quarter earnings
Company narrows guidance and extends financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2022 earnings per share of $2.74 on an as-reported basis and $2.84 on an adjusted basis (non-GAAP).

“We continued to make meaningful progress in the third quarter, executing our strategy across regulatory, financial, and operational paths to create sustainable value for all our stakeholders,” said Drew Marsh, Entergy chief executive officer. “We expect to deliver strong results for 2022 driven by the growth of our regulated operations. We remain laser focused on affordability and reliability for our customers, while advancing initiatives that support their growth, resilience, and clean energy goals.”

Business highlights included the following:
•Entergy narrowed its 2022 adjusted EPS guidance range to $6.25 to $6.45.
•The APSC approved Driver Solar, a 250 MW solar facility that will support US Steel.
•The LPSC approved four solar projects totaling 475 MW.
•The LPSC approved Entergy’s Geaux Green option, a new asset-based green tariff.
•E-LA completed its longest underground distribution project in Southeast Louisiana, adding to upgrades that have increased the resilience of the electric system.
•E-LA completed a 230kV Mississippi River transmission crossing, with key towers upgraded to withstand winds of up to 175 mph.
•E-TX and an affiliate of New Fortress Energy Inc. signed an MOU to collaborate on the development of renewable energy and hydrogen infrastructure in Southeast Texas.
•The CCNO approved $206 million securitization recovery for E-NO’s Hurricane Ida costs and replenishment of the company’s storm escrow.
•Entergy’s Board of Directors declared a quarterly dividend of $1.07 per share, a six percent increase.
•Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 15th consecutive year.

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Entergy reports first quarter earnings
November 2, 2022

Table of contents Page
News release 1
Appendices 7
A: Consolidated results and adjustments 8
B: Earnings variance analysis 11
C: Utility operating and financial measures 14
D: EWC operating and financial measures 15
E: Consolidated financial measures 16
F: Definitions and abbreviations and acronyms 17
G: Other GAAP to non-GAAP reconciliations 19
Financial statements 21

Consolidated earnings (GAAP and non-GAAP measures)
Third quarter and year-to-date 2022 vs. 2021 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings	561	531	30	997	860	137
Less adjustments	(19)	37	(56)	(216)	(201)	(15)
Adjusted earnings (non-GAAP)	580	494	85	1,213	1,061	152
Estimated weather impact	21	(9)	29	86	(1)	87

(After-tax, per share in $)
As-reported earnings	2.74	2.63	0.11	4.88	4.26	0.62
Less adjustments	(0.10)	0.18	(0.28)	(1.06)	(1.00)	(0.06)
Adjusted earnings (non-GAAP)	2.84	2.45	0.39	5.94	5.26	0.68
Estimated weather impact	0.10	(0.04)	0.14	0.42	—	0.42

Calculations may differ due to rounding

Consolidated results

For third quarter 2022, the company reported earnings of $561 million, or $2.74 per share, on an as-reported basis, and earnings of $580 million, or $2.84 per share, on an adjusted basis. This compared to third quarter 2021 earnings of $531 million, or $2.63 per share, on an as-reported basis, and earnings of $494 million, or $2.45 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business segment results
Utility

For third quarter 2022, the Utility business reported earnings attributable to Entergy Corporation of $672 million, or $3.29 per share, on both an as-reported and adjusted basis. This compared to third quarter 2021 earnings of $570 million, or $2.82 per share, on an as-

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Entergy reports first quarter earnings
November 2, 2022

reported basis and $559 million, or $2.77 per share, on an adjusted basis. Drivers for the change in quarterly earnings included:
•the net effect of regulatory actions across the operating companies;
•higher retail sales volume, including the effects of weather; and
•higher income from affiliate preferred investments (offset at P&O and largely earnings neutral at the consolidated level).

The drivers were partially offset by:
•higher operating expenses including other O&M and depreciation expense, and
•higher interest expense.

On a per share basis, third quarter 2022 results reflected higher diluted average number of common shares outstanding.

Appendix C contains additional details on Utility operating and financial measures.

Parent & Other

For third quarter 2022, Parent & Other reported a loss attributable to Entergy Corporation of $(92 million), or (45) cents per share, on both an as-reported and an adjusted basis. This compared to a third quarter 2021 loss of $(65 million), or (32) cents per share, on both an as-reported and an adjusted basis. The primary driver for the quarter was the impact from affiliate preferred investments (offset at Utility and largely earnings neutral at the consolidated level).

On a per share basis, third quarter 2022 results reflected higher diluted average number of common shares outstanding.

Entergy Wholesale Commodities

For third quarter 2022, EWC reported a loss attributable to Entergy Corporation of $(19 million), or (10) cents per share, on an as-reported basis. This compared to third quarter 2021 earnings of $26 million, or 13 cents per share, on an as-reported basis. The primary drivers for the quarter were:
•the shutdown of Palisades in May 2022 and other items associated with the wind-down of EWC, and
•income taxes.

On a per share basis, third quarter 2022 results reflected higher diluted average number of common shares outstanding.

Appendix D contains additional details on EWC operating and financial measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per share guidance

Entergy narrowed its 2022 adjusted EPS guidance to a range of $6.25 to $6.45. See webcast presentation for additional details.

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Entergy reports first quarter earnings
November 2, 2022

The company has provided 2022 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One adjustment is the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately 25 cents in 2022.

Earnings teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, November 2, 2022, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference and a replay of the teleconference may be accessed by visiting Entergy’s website at www.entergy.com; for participants who would like to participate via telephone, please register at https://register.vevent.com/register/BIa229a822b57a4806a2dade35096b07b8 to receive the dial-in number along with a unique PIN that is required to access the call (the registration link can also be found on Entergy’s website). The webcast presentation is also being posted to Entergy’s website concurrent with this news release.
Entergy Corporation, a Fortune 500 company headquartered in New Orleans, powers life for 3 million customers through its operating companies across Arkansas, Louisiana, Mississippi, and Texas. Entergy is creating a cleaner, more resilient energy future for everyone with our diverse power generation portfolio, including increasingly carbon-free energy sources. With roots in the Gulf South region for more than a century, Entergy is a recognized leader in corporate citizenship, delivering more than $100 million in economic benefits to local communities through philanthropy and advocacy efforts annually over the last several years. Our approximately 12,000 employees are dedicated to powering life today and for future generations.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

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Entergy reports first quarter earnings
November 2, 2022

Non-GAAP financial measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are

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Entergy reports first quarter earnings
November 2, 2022

strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary note regarding forward-looking statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2022 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Entergy reports first quarter earnings
November 2, 2022

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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Entergy reports first quarter earnings
November 2, 2022

Third quarter 2022 earnings release appendices and financial statements

Appendices

A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: EWC operating and financial measures
E: Consolidated financial measures
F: Definitions and abbreviations and acronyms
G: Other GAAP to Non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

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A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Third quarter and year-to-date 2022 vs. 2021 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	672	570	102	1,166	1,253	(87)
Parent & Other	(92)	(65)	(28)	(244)	(181)	(63)
EWC	(19)	26	(45)	75	(212)	287
Consolidated	561	531	30	997	860	137

Less adjustments
Utility	—	11	(11)	(291)	11	(302)
Parent & Other	—	—	—	—	—	—
EWC	(19)	26	(45)	75	(212)	287
Consolidated	(19)	37	(56)	(216)	(201)	(15)

Adjusted earnings (loss) (non-GAAP)
Utility	672	559	113	1,457	1,242	215
Parent & Other	(92)	(65)	(28)	(244)	(181)	(63)
EWC	—	—	—	—	—	—
Consolidated	580	494	85	1,213	1,061	152
Estimated weather impact	21	(9)	29	86	(1)	87

Diluted average number of common shares outstanding (in millions)	205	202	3	204	202	3

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	3.29	2.82	0.47	5.70	6.21	(0.51)
Parent & Other	(0.45)	(0.32)	(0.13)	(1.19)	(0.90)	(0.29)
EWC	(0.10)	0.13	(0.23)	0.37	(1.05)	1.42
Consolidated	2.74	2.63	0.11	4.88	4.26	0.62

Less adjustments
Utility	—	0.05	(0.05)	(1.43)	0.05	(1.48)
Parent & Other	—	—	—	—	—	—
EWC	(0.10)	0.13	(0.23)	0.37	(1.05)	1.42
Consolidated	(0.10)	0.18	(0.28)	(1.06)	(1.00)	(0.06)

Adjusted earnings (loss) (non-GAAP)
Utility	3.29	2.77	0.52	7.13	6.16	0.97
Parent & Other	(0.45)	(0.32)	(0.13)	(1.19)	(0.90)	(0.29)
EWC	—	—	—	—	—	—
Consolidated	2.84	2.45	0.39	5.94	5.26	0.68
Estimated weather impact	0.10	(0.04)	0.14	0.42	—	0.42

Calculations may differ due to rounding
a.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Third quarter and year-to-date 2022 vs. 2021
	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
E-LA and E-TX true-up for prior year's portion of the equity component of carrying costs for 2020 storms	—	—	—	41	—	41
E-LA contribution to the LURC related to securitization	—	—	—	(32)	—	(32)
E-LA customer-sharing of securitization benefits	—	—	—	(224)	—	(224)
SERI litigation settlement regulatory charge	—	—	—	(551)	—	(551)
Gain on sale	—	15	(15)	—	15	(15)
Income tax effect on Utility adjustments above	—	(4)	4	192	(4)	196
E-LA tax benefit resulting from securitization	—	—	—	283	—	283
Total Utility	—	11	(11)	(291)	11	(302)

EWC
Income before income taxes	—	35	(35)	123	(258)	381
Income taxes	(18)	(9)	(9)	(46)	47	(94)
Preferred dividend requirements	(1)	(1)	—	(2)	(2)	—
Total EWC	(19)	26	(45)	75	(212)	287

Total adjustments	(19)	37	(56)	(216)	(201)	(15)

(After-tax, per share in $) (b)
Utility
E-LA and E-TX true-up for prior year's portion of the equity component of carrying costs for 2020 storms	—	—	—	0.17	—	0.17
E-LA contribution to the LURC related to securitization	—	—	—	(0.15)	—	(0.15)
E-LA customer-sharing of securitization benefits	—	—	—	(0.81)	—	(0.81)
SERI litigation settlement regulatory charge	—	—	—	(2.02)	—	(2.02)
E-LA tax benefit resulting from securitization	—	—	—	1.38	—	1.38
Gain on sale	—	0.05	(0.05)	—	0.05	(0.05)
Total Utility	—	0.05	(0.05)	(1.43)	0.05	(1.48)

EWC
Total EWC	(0.10)	0.13	(0.23)	0.37	(1.05)	1.42

Total adjustments	(0.10)	0.18	(0.28)	(1.06)	(1.00)	(0.06)

Calculations may differ due to rounding
b.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Third quarter and year-to-date 2022 vs. 2021
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Utility
Operating revenues	—	—	—	46	—	46
Other regulatory charges (credits)–net	—	—	—	(775)	—	(775)
Other income (deductions)–other	—	—	—	(37)	—	(37)
Other O&M	—	15	(15)	—	15	(15)
Income taxes	—	(4)	4	474	(4)	478
Total Utility	—	11	(11)	(291)	11	(302)

EWC
Operating revenues	62	162	(100)	301	559	(258)
Fuel and fuel-related expenses	(30)	(24)	(5)	(81)	(63)	(18)
Purchased power	(24)	(22)	(2)	(64)	(58)	(6)
Nuclear refueling outage expense	—	(11)	11	(18)	(34)	15
Other O&M	(10)	(51)	41	(94)	(233)	140
Asset write-off and impairments	—	—	—	163	(345)	509
Decommissioning expense	—	(14)	13	(28)	(106)	78
Taxes other than income taxes	(1)	(2)	1	(13)	(15)	1
Depreciation/amortization exp.	(1)	(9)	7	(13)	(36)	23
Other income (deductions)–other	6	9	(3)	(26)	84	(109)
Interest exp. and other charges	(2)	(3)	1	(5)	(11)	6
Income taxes	(18)	(9)	(9)	(46)	47	(94)
Preferred dividend requirements	(1)	(1)	—	(2)	(2)	—
Total EWC	(19)	26	(45)	75	(212)	287

Total adjustments	(19)	37	(56)	(216)	(201)	(15)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Third quarter and year-to-date 2022 vs. 2021
($ in millions)
	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Utility	1,086	1,289	(203)	1,942	2,226	(284)
Parent & Other	(36)	(68)	32	(155)	(154)	(1)
EWC	(56)	43	(100)	22	(62)	84
Consolidated	993	1,264	(271)	1,809	2,011	(202)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due to several drivers, including higher Utility fuel and purchased power payments, the wind-down of EWC, higher Utility other O&M spending, and higher Utility refueling outage spending. These decreases were partially offset by higher Utility customer receipts and lower pension contributions.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2022 versus 2021 as-reported and adjusted earnings per share variances for Utility, Parent & Other, and EWC.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Third quarter 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As- reported	Adjusted		As-reported	Adjusted		As- reported		As- reported	Adjusted
2021 earnings (loss)	2.82	2.77		(0.32)	(0.32)		0.13		2.63	2.45
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	1.33	1.33	(f)	—	—		(0.42)	(g)	0.91	1.33
Nuclear refueling outage expense	(0.03)	(0.03)		—	—		0.04		0.01	(0.03)
Other O&M	(0.49)	(0.44)	(h)	(0.01)	(0.01)		0.16	(i)	(0.34)	(0.45)
Asset write-offs and impairments	—	—		—	—		—		—	—
Decommissioning expense	(0.01)	(0.01)		—	—		0.05	(j)	0.04	(0.01)
Taxes other than income taxes	(0.03)	(0.03)		—	—		—		(0.03)	(0.03)
Depreciation/amortization exp.	(0.15)	(0.15)	(k)	—	—		0.03		(0.12)	(0.15)
Other income (deductions)-other	(0.10)	(0.10)	(l)	(0.12)	(0.12)	(m)	(0.01)		(0.23)	(0.22)
Interest expense	(0.05)	(0.05)	(n)	(0.01)	(0.01)		—		(0.06)	(0.06)
Income taxes–other	0.04	0.04		—	—		(0.08)	(o)	(0.04)	0.04
Share effect	(0.04)	(0.04)		0.01	0.01		—		(0.03)	(0.03)
2022 earnings (loss)	3.29	3.29		(0.45)	(0.45)		(0.10)		2.74	2.84

h

Appendix B-2: As-reported and adjusted earnings variance analysis (c), (d), (e)
Year-to-date 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2021 earnings (loss)	6.21	6.16		(0.90)	(0.90)		(1.05)		4.26	5.26
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	(0.12)	2.51	(f)	—	—		(1.10)	(g)	(1.22)	2.51
Nuclear refueling outage expense	(0.02)	(0.02)		—	—		0.06	(p)	0.04	(0.02)
Other O&M	(0.71)	(0.66)	(h)	(0.03)	(0.03)		0.55	(i)	(0.19)	(0.69)
Asset write-offs and impairments	—	—		—	—		1.99	(q)	1.99	—
Decommissioning expense	(0.03)	(0.03)		—	—		0.31	(j)	0.28	(0.03)
Taxes other than income taxes	(0.18)	(0.18)	(r)	—	—		0.01		(0.17)	(0.18)
Depreciation/amortization exp.	(0.38)	(0.38)	(k)	—	—		0.09	(s)	(0.29)	(0.38)
Other income (deductions)–other	(0.28)	(0.10)	(l)	(0.18)	(0.18)	(m)	(0.43)	(t)	(0.89)	(0.28)
Interest exp. and other charges	(0.15)	(0.15)	(n)	(0.07)	(0.07)	(u)	0.02		(0.20)	(0.22)
Income taxes–other	1.44	0.06	(v)	(0.03)	(0.03)		(0.07)	(o)	1.34	0.03
Share effect	(0.08)	(0.08)	(w)	0.02	0.02		(0.01)		(0.07)	(0.06)

2022 earnings (loss)	5.70	7.13	(1.19)	(1.19)	0.37	4.88	5.94

Calculations may differ due to rounding

c.Utility operating revenue / regulatory charges and Utility income taxes-other exclude the following for the return of unprotected excess ADIT to customers (net effect is neutral to earnings) ($ in millions):

3Q22	3Q21	YTD22	YTD21
16	17	50	72
d.Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

3Q22	3Q21	YTD22	YTD21
10	-	12	-

e.EPS effect is calculated by multiplying the pre-tax variance by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2022 vs. 2021 ($ EPS)
	3Q	YTD
Volume/weather	0.34	0.80
Retail electric price	0.41	0.98
2Q21 reg. credit for E-MS lookback / true up	—	(0.07)
3Q22 reg. credit for E-MS lookback / true up	0.08	0.08
3Q21 MSS-4 ROE reserve adj.	(0.02)	(0.07)
E-LA TRAM true-up and tax deferral	0.04	0.04
E-TX MCPS relate back	0.02	0.02
2Q22 increase in provision for potential refunds in SERI complaints	—	(2.02)
2Q22 provision for customer sharing of securitization benefits	—	(0.81)
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	—	0.26
1Q22 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	—	0.07
1Q21 reversal of reg. provision for
E-AR’s FRP 2019 netting adj.	—	(0.16)
Reg. provisions for decommissioning items	0.25	0.47
Grand Gulf recovery	0.08	0.16
Other	0.13	0.13
Total	1.33	(0.12)
f.The third quarter and year-to-date variances reflected favorable volume, including the effects of weather. Variances also reflect regulatory actions including E-AR’s FRP; E-LA’s FRP, including riders; E-MS’s FRP; E-NO’s FRP; and E-TX’s TCRF and DCRF. The variances also included third quarter 2022 and third quarter 2021 regulatory credits at E-MS and a 2021 reserve adjustment for the FERC MSS-4 ROE decision. The variances also reflected a change in regulatory provisions for decommissioning items (the difference between expense and trust earnings plus costs collected in revenue, largely earnings neutral). The year-to-date variance included several items in second quarter 2022. A $551 million ($413 million after-tax) regulatory charge was recorded by SERI to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings). A regulatory provision for the true-up of E-LA and E-TX cost of debt from 2020 storms was recorded, as well as $59 million in revenues ($54 million after-tax) for the equity component of carrying charges on those storm costs ($46 million ($42 million after tax) associated with prior years was considered an adjustment and excluded from adjusted earnings). E-LA recorded a $224 million ($165 million after-tax) regulatory provision for sharing the benefits of E-LA’s securitization with customers (considered an adjustment and excluded from adjusted earnings). Other regulatory items are detailed in the table to the right.
g.The third quarter and year-to-date earnings decreases were due largely to the shutdown of Palisades in May 2022. The year-to-date variance also reflected the shutdown of Indian Point 3 in April 2021.
h.The third quarter and year-to-date earnings decreases from higher Utility other O&M were due primarily to higher power delivery expenses, including higher vegetation management costs, higher nuclear generation expenses, higher compensation and benefits costs, higher bad debt expense, higher energy efficiency costs, and higher customer service center support costs. Also contributing was a $15M pre-tax gain on sale recorded in third quarter 2021 (considered an adjustment and excluded from adjusted earnings). The year-to-date variance also included higher legal expenses and an increase in loss provisions, partially offset by higher nuclear insurance refunds.
i.The third quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Palisades in May 2022. The year-to-date variance was also due to the shutdown of Indian Point 3 in April 2021.
j.The third quarter and year-to-date earnings increases from lower EWC decommissioning expense were due primarily to the sale of Palisades in June 2022. The year-to-date variance also reflected the sale of Indian Point in May 2021.
k.The third quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service.
l.The third quarter and year-to-date earnings decreases from lower Utility other income (deductions) were largely due to changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). This was partially offset by higher intercompany dividend income related to the affiliate preferred investments (offset in P&O). The year-to-date variance also reflected two items that were recorded in second quarter 2022 as a result of E-LA securitization: a $32 million reduction to interest and investment income (loss) was recorded to account for LURC’s 1% beneficial interest in the trust established as part of the securitization (considered an adjustment and excluded from adjusted earnings); and an adjustment to AFUDC-equity for the approved equity component of carrying costs on 2020 storms not previously recorded (the portion relating to prior years was considered an adjustment and excluded from adjusted earnings). The year-to-date variance was partially offset by the recognition of carrying costs primarily related to Hurricane Ida and deferred fuel balances.
m.The third quarter and year-to-date earnings decreases from Parent & Other other income (deductions) was due largely to the effects of affiliate preferred investments (offset in Utility).
n.The third quarter and year-to-date earnings decreases from higher Utility interest expense was due primarily to higher debt balances.
o.The third quarter and year-to-date earnings decreases from EWC income taxes were due largely to the accrual of an uncertain tax position as a result of a state tax audit in third quarter 2022.
p.The year-to-date earnings increase from lower EWC nuclear refueling outage expense was due to the shutdown of Indian Point 3 in April 2021 and Palisades in May 2022.
q.The year-to-date earnings increase from lower EWC asset write-offs and impairments was due largely to two items. In second quarter 2022, a $166 million gain ($130 million after-tax) was recorded as a result of the sale of Palisades. In second quarter 2021, a $340 million loss ($268 million after-tax) was recorded as a result of the sale of Indian Point.
r.The year-to-date earnings decrease from higher Utility taxes other than income taxes was due to increases in ad valorem, franchise, and employment taxes.
s.The year-to-date earnings increase from lower EWC depreciation expense was due primarily to the shutdown of Indian Point 3 in April 2021 and Palisades in May 2022.
t.The year-to-date earnings decrease from lower EWC other income (deductions) was due largely to the absence of earnings from nuclear decommissioning trust funds that were transferred in the sale of Indian Point in May 2021 and the performance of Palisades decommissioning trust investments, partially offset by lower non-service pension costs.
u.The year-to-date earnings decrease from higher Parent & Other interest expense was due primarily to higher interest rates and intercompany guarantee activity.
v.The year-to-date earnings increase from Utility income taxes was due largely to a second quarter 2022 $283 million income tax benefit related to securitization financing of Hurricane Laura, Hurricane Delta, Hurricane Zeta, Winter Storm Uri, and a portion of Hurricane Ida (this item was considered an adjustment and excluded from adjusted earnings). Various smaller income tax items also contributed.
w.The year-to-date earnings per share impacts from share effect were due to shares sold under the company’s ATM program.

C: Utility operating and financial measures
Appendix C provides a comparative summary of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Third quarter and year-to-date 2022 vs. 2021
	Third quarter			Year-to-date
	2022	2021	% Change	% Weather adjusted (v)	2022	2021	% Change	% Weather adjusted (v)
GWh sold
Residential	11,272	10,545	6.9	3.9	29,218	27,695	5.5	0.5
Commercial	8,223	7,649	7.5	5.8	21,697	20,490	5.9	5.3
Governmental	702	648	8.3	9.4	1,928	1,845	4.4	4.5
Industrial	13,926	13,020	7.0	7.0	39,903	37,399	6.7	6.7
Total retail sales	34,123	31,862	7.1	5.7	92,746	87,429	6.1	4.3
Wholesale	4,809	4,350	10.6		12,371	13,365	(7.4)
Total sales	38,932	36,212	7.5		105,117	100,794	4.3

Number of electric retail customers
Residential					2,561,441	2,548,865	0.5
Commercial					366,351	365,364	0.3
Governmental					18,055	17,922	0.7
Industrial					50,721	50,579	0.3
Total retail customers					2,996,568	2,982,730	0.5

Other O&M and refueling outage expense per MWh	$20.95	$18.67	12.2		$21.23	$20.19	5.2
Calculations may differ due to rounding
x.The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, retail sales volume increased across all customer classes, largely due to prior year Hurricane Ida impacts. The increase in industrial usage was due to an increase in demand from new and expansion projects, primarily in the chemicals, petroleum refining, and transportation industries, and an increase in demand from small industrial and cogeneration customers.

D: EWC operating and financial measures
Appendix D-1 provides a comparative summary of EWC operating and financial measures.

Appendix D-1: EWC operating and financial measures
Third quarter and year-to-date 2022 vs. 2021
	Third quarter			Year-to-date
	2022	2021	% Change	2022	2021	% Change
Owned capacity (MW) (w)	394	1,205	(67)	394	1,205	(67)
GWh billed	577	2,166	(73)	4,172	9,265	(55)

EWC Nuclear Fleet
Capacity factor	—	97%	(100)	93%	97%	(4)
GWh billed	—	1,702	(100)	2,741	8,046	(66)
Production cost per MWh	—	$28.91	(100)	$26.93	$23.32	15
Average energy/capacity revenue per MWh	—	$69.35	(100)	$49.00	$54.79	(11)
Calculations may differ due to rounding
y.2022 excludes the Palisades plant (811 MW) which was shut down on 5/2022.

Appendix D-2 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-2: EWC adjusted EBITDA - reconciliation of GAAP to Non-GAAP measures
Third quarter and year-to-date 2022 vs. 2021
($ in millions)	Third quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Net income (loss)	(19)	26	(45)	77	(210)	287
Add back: interest expense	2	3	(1)	5	11	(6)
Add back: income taxes	18	9	9	46	(47)	94
Add back: depreciation and amortization	1	9	(7)	13	36	(23)
Subtract: interest and investment income	3	3	—	(38)	100	(139)
Add back: decommissioning expense	—	14	(13)	28	106	(78)
Adjusted EBITDA (non-GAAP)	—	57	(58)	207	(205)	412
Calculations may differ due to rounding

E: Consolidated financial measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and non-GAAP financial measures
Third quarter 2022 vs. 2021 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2022	2021	Change
GAAP measure
As-reported ROE	10.8%	11.3%	(0.5)%

Non-GAAP measure
Adjusted ROE	11.7%	10.9%	0.8%

As of September 30 ($ in millions, except where noted)	2022	2021	Change
GAAP measures
Cash and cash equivalents	1,003	1,000	3
Available revolver capacity	4,191	3,925	266
Commercial paper	1,386	1,006	380
Total debt	27,677	25,695	1,982
Securitization debt	311	90	221
Debt to capital	69%	69%	-
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	-	9	(9)
Total off-balance sheet liabilities	-	9	(9)

Storm escrow balances	325	33	291

Non-GAAP measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	69%	69%	-
Net debt to net capital, excluding securitization debt	68%	68%	-
Gross liquidity	5,195	4,925	270
Net liquidity	3,809	3,919	(110)
Net liquidity, including storm escrow balances	4,133	3,952	181
Parent debt to total debt, excluding securitization debt	20.3%	23.4%	(3.1)%
FFO to debt, excluding securitization debt	12.2%	9.7%	2.6%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	12.6%	10.6%	2.0%

Calculations may differ due to rounding

F: Definitions and abbreviations and acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

EWC Operating and financial measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excl. securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with the exit of EWC as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	IPEC or	Indian Point Energy Center (nuclear)
AFUDC	Allowance for funds used during construction	Indian Point	(sold 5/28/21)
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	IRAR	Interim rate adjustment rider
ALJ	Administrative law judge	ISES 2	Unit 2 of Independence Steam Electric Station (coal)
AMI	Advanced metering infrastructure	LMP	Locational marginal price
APSC	Arkansas Public Service Commission	LNG	Liquified natural gas
ARO	Asset retirement obligation	LPSC	Louisiana Public Service Commission
ATM	At the market equity issuance program	LTM	Last twelve months
bbl	Barrels	LURC	Louisiana Utility Restoration Corporation
Bcf/D	Billion cubic feet per day	MISO	Midcontinent Independent System Operator, Inc.
bps	Basis points	MMBtu	Million British thermal units
CAMT	Corporate alternative minimum tax	Moody’s	Moody’s Investor Service
CCCT	Combined cycle combustion turbine	MPSC	Mississippi Public Service Commission
CCGT	Combined cycle gas turbine	MTEP	MISO Transmission Expansion Plan
CCNO	Council of the City of New Orleans	NBP	National Balancing Point
CFO	Cash from operations	NDT	Nuclear decommissioning trust
COD	Commercial operation date	Nelson 6	Unit 6 of Roy S. Nelson plant (coal)
DCRF	Distribution cost recovery factor	NRC	U.S. Nuclear Regulatory Commission
DOE	U.S. Department of Energy	NYSE	New York Stock Exchange
DSM	Demand side management	OCAPS	Orange County Advanced Power Station
E-AR	Entergy Arkansas, LLC	OCF	Net cash flow provided by operating activities
E-LA	Entergy Louisiana, LLC	OpCo	Utility operating company
E-MS	Entergy Mississippi, LLC	OPEB	Other post-employment benefits
E-NO	Entergy New Orleans, LLC	Other O&M	Other non-fuel operation and maintenance expense
E-TX	Entergy Texas, Inc.	P&O	Parent & Other
EBITDA	Earnings before interest, income taxes, and depreciation and amortization	Palisades	Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
EPC	Engineering, procurement, and construction	PMR	Performance Management Rider
EPS	Earnings per share	PPA	Power purchase agreement or purchased power agreement
ETR	Entergy Corporation	PCT	Production tax credit
EWC	Entergy Wholesale Commodities	PUCT	Public Utility Commission of Texas
FERC	Federal Energy Regulatory Commission	RFP	Request for proposals
FFO	Funds from operations	ROE	Return on equity
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	RS Cogen	RS Cogen facility (CCGT cogeneration) (sold 10/31/22)
FRP	Formula rate plan	RSP	Rate Stabilization Plan (E-LA Gas)
GAAP	U.S. generally accepted accounting principles	S&P	Standard & Poor’s
GCRR	Generation Cost Recovery Rider	SEC	U.S. Securities and Exchange Commission
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	SERI	System Energy Resources, Inc.
HLBV	Hypothetical liquidation at book value	TCRF	Transmission cost recovery factor
IIRR-G	Infrastructure investment recovery rider – gas	TRAM	Tax reform adjustment mechanism
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	UPSA	Unit Power Sales Agreement
or IP3	(shut down April 2021, sold May 2021)	WACC	Weighted-average cost of capital

G: Other GAAP to non-GAAP reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Third quarter
		2022	2021
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,256	1,248
Adjustments	(B)	(112)	45

Adjusted earnings (non-GAAP)	(A-B)	1,368	1,202

Average common equity (average of beginning and ending balances)	(C)	11,674	11,012

As-reported ROE	(A/C)	10.8%	11.3%
Adjusted ROE (non-GAAP)	[(A-B)/C]	11.7%	10.9%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Third quarter
		2022	2021
Total debt	(A)	27,677	25,695
Less securitization debt	(B)	311	90
Total debt, excluding securitization debt	(C)	27,366	25,606
Less cash and cash equivalents	(D)	1,003	1,000
Net debt, excluding securitization debt	(E)	26,362	24,605

Commercial paper	(F)	1,386	1,006

Total capitalization	(G)	40,091	37,202
Less securitization debt	(B)	311	90
Total capitalization, excluding securitization debt	(H)	39,780	37,112
Less cash and cash equivalents	(D)	1,003	1,000
Net capital, excluding securitization debt	(I)	38,776	36,112

Debt to capital	(A/G)	69%	69%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	69%	69%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	68%	68%

Available revolver capacity	(J)	4,191	3,925

Storm escrows	(K)	325	33

Gross liquidity (non-GAAP)	(D+J)	5,195	4,925
Net liquidity (non-GAAP)	(D+J-F)	3,809	3,919
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,133	3,952

Entergy Corporation notes:
Due July 2022		-	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,700
Revolver draw	(M)	150	325
Unamortized debt issuance costs and discounts	(N)	(44)	(51)
Total parent debt	(F+L+M+N)	5,542	5,981
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	20.3%	23.4%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
($ in millions except where noted)		Third quarter
		2022	2021
Total debt	(A)	27,677	25,695
Less securitization debt	(B)	311	90
Total debt, excluding securitization debt	(C)	27,366	25,606

Net cash flow provided by operating activities, LTM	(D)	2,099	2,331

AFUDC – borrowed funds, LTM	(E)	(28)	(34)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(208)	(183)
Fuel inventory		(9)	20
Accounts payable		(153)	326
Taxes accrued		49	20
Interest accrued		(2)	26
Deferred fuel costs		(931)	(358)
Other working capital accounts		(84)	(124)
Securitization regulatory charges, LTM		67	98
Total	(F)	(1,271)	(175)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,342	2,472

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	12.2%	9.7%

Estimated return of unprotected excess ADIT, LTM	(H)	68	85
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	40	158

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC (non-GAAP)	[(G+H+I)/(C)]	12.6%	10.6%
Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$75,266	$2,167	$3,262	$80,695
Temporary cash investments	757,046	59,153	106,597	922,796
Total cash and cash equivalents	832,312	61,320	109,859	1,003,491
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	955,138	—	—	955,138
Allowance for doubtful accounts	(30,723)	—	—	(30,723)
Associated companies	10,106	(11,670)	1,564	—
Other	213,431	—	30,683	244,114
Accrued unbilled revenues	538,232	—	—	538,232
Total accounts receivable	1,686,184	(11,670)	32,247	1,706,761
Deferred fuel costs	1,138,041	—	—	1,138,041
Fuel inventory - at average cost	129,701	—	5,441	135,142
Materials and supplies - at average cost	1,125,302	—	4,183	1,129,485
Deferred nuclear refueling outage costs	141,012	—	—	141,012
Prepayments and other	327,057	(79,828)	8,644	255,873
TOTAL	5,379,609	(105,178)	235,374	5,509,805

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,237,185	(3,237,271)	22,162	22,076
Decommissioning trust funds	3,910,411	—	—	3,910,411
Non-utility property - at cost (less accumulated depreciation)	351,980	(16)	8,745	360,709
Other	365,940	49,916	8,732	424,588
TOTAL	7,865,516	(3,187,371)	39,639	4,717,784

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,739,717	5,230	202,120	63,947,067
Natural gas	682,645	—	—	682,645
Construction work in progress	1,876,624	342	1,461	1,878,427
Nuclear fuel	526,773	—	—	526,773
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,825,759	5,572	203,581	67,034,912
Less - accumulated depreciation and amortization	25,165,628	200	150,237	25,316,065
PROPERTY, PLANT, AND EQUIPMENT - NET	41,660,131	5,372	53,344	41,718,847

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,026,128	—	—	6,026,128
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,792	272	7,784	89,848
Other	155,809	12,166	126,651	294,626
TOTAL	6,878,913	12,438	137,508	7,028,859

TOTAL ASSETS	$61,784,169	$(3,274,739)	$465,865	$58,975,295

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,445,037	$—	$139,000	$1,584,037
Notes payable and commercial paper:
Other	—	1,386,632	—	1,386,632
Account payable:
Associated companies	29,670	(28,221)	(1,449)	—
Other	1,733,624	103	10,519	1,744,246
Customer deposits	417,132	—	—	417,132
Taxes accrued	492,272	57,181	(40,071)	509,382
Interest accrued	206,917	22,309	286	229,512
Pension and other postretirement liabilities	52,691	—	13,225	65,916
Current portion of unprotected excess accumulated
deferred income taxes	2,660	—	—	2,660
Other	207,043	1,916	6,399	215,358
TOTAL	4,587,046	1,439,920	127,909	6,154,875

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,736,797	(592,359)	(467,162)	4,677,276
Accumulated deferred investment tax credits	208,239	—	—	208,239
Regulatory liability for income taxes - net	1,225,190	—	—	1,225,190
Other regulatory liabilities	2,608,757	—	—	2,608,757
Decommissioning and retirement cost liabilities	4,224,331	—	603	4,224,934
Accumulated provisions	454,665	—	299	454,964
Pension and other postretirement liabilities	1,422,875	—	270,729	1,693,604
Long-term debt	20,480,238	4,155,704	—	24,635,942
Other	1,071,465	(452,779)	59,152	677,838
TOTAL	37,432,557	3,110,566	(136,379)	40,406,744

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2022	2,323,748	(2,522,129)	201,101	2,720
Paid-in capital	3,953,193	(1,541,677)	4,353,597	6,765,113
Retained earnings	13,356,883	1,101,750	(3,837,326)	10,621,307
Accumulated other comprehensive loss	(46,084)	—	(267,286)	(313,370)
Less - treasury stock, at cost (68,483,278 shares in 2022)	120,000	4,859,419	—	4,979,419
TOTAL COMMON SHAREHOLDERS' EQUITY	19,467,740	(7,821,475)	450,086	12,096,351
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	101,665	(3,750)	—	97,915
TOTAL	19,569,405	(7,825,225)	450,086	12,194,266

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,784,169	$(3,274,739)	$465,865	$58,975,295

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,303	$3,144	$1,497	$44,944
Temporary cash investments	270,947	8,126	118,542	397,615
Total cash and cash equivalents	311,250	11,270	120,039	442,559
Notes receivable	—	(84,000)	84,000	—
Accounts receivable:
Customer	747,423	—	39,443	786,866
Allowance for doubtful accounts	(68,608)	—	—	(68,608)
Associated companies	12,448	(13,069)	621	—
Other	137,817	345	93,681	231,843
Accrued unbilled revenues	420,255	—	—	420,255
Total accounts receivable	1,249,335	(12,724)	133,745	1,370,356
Deferred fuel costs	324,394	—	—	324,394
Fuel inventory - at average cost	149,817	—	4,758	154,575
Materials and supplies - at average cost	1,022,137	—	19,378	1,041,515
Deferred nuclear refueling outage costs	115,024	—	18,398	133,422
Prepayments and other	162,559	(16,251)	10,466	156,774
TOTAL	3,334,516	(101,705)	390,784	3,623,595

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,482,963	(1,483,049)	22,090	22,004
Decommissioning trust funds	4,938,194	—	575,822	5,514,016
Non-utility property - at cost (less accumulated depreciation)	344,427	(14)	13,163	357,576
Other	82,118	46,339	8,994	137,451
TOTAL	6,847,702	(1,436,724)	620,069	6,031,047

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,775,441	10,869	476,940	64,263,250
Natural gas	658,989	—	—	658,989
Construction work in progress	1,510,840	257	869	1,511,966
Nuclear fuel	562,910	—	14,096	577,006
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,508,180	11,126	491,905	67,011,211
Less - accumulated depreciation and amortization	24,346,483	5,968	414,600	24,767,051
PROPERTY, PLANT, AND EQUIPMENT - NET	42,161,697	5,158	77,305	42,244,160

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,613,256	—	—	6,613,256
Deferred fuel costs	240,953	—	—	240,953
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	47,641	59	6,486	54,186
Other	113,761	11,154	144,958	269,873
TOTAL	7,389,710	11,213	154,517	7,555,440

TOTAL ASSETS	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,329	$650,000	$139,000	$1,039,329
Notes payable and commercial paper:
Other	—	1,201,177	—	1,201,177
Account payable:
Associated companies	38,168	(41,588)	3,420	—
Other	2,544,419	77	65,636	2,610,132
Customer deposits	395,184	—	—	395,184
Taxes accrued	417,949	3,680	(1,801)	419,828
Interest accrued	166,149	24,506	496	191,151
Deferred fuel costs	7,607	—	—	7,607
Pension and other postretirement liabilities	55,528	—	12,808	68,336
Current portion of unprotected excess accumulated
deferred income taxes	53,385	—	—	53,385
Other	190,473	1,893	12,247	204,613
TOTAL	4,119,191	1,839,745	231,806	6,190,742

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,737,096	(477,484)	(552,815)	4,706,797
Accumulated deferred investment tax credits	211,975	—	—	211,975
Regulatory liability for income taxes - net	1,255,692	—	—	1,255,692
Other regulatory liabilities	2,643,845	—	—	2,643,845
Decommissioning and retirement cost liabilities	4,074,078	—	683,006	4,757,084
Accumulated provisions	156,823	—	299	157,122
Pension and other postretirement liabilities	1,601,648	—	347,677	1,949,325
Long-term debt	20,675,567	4,166,005	—	24,841,572
Other	1,207,314	(453,928)	61,898	815,284
TOTAL	37,564,038	3,234,593	540,065	41,338,696

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2021	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,482,797	1,314,411	969,031	6,766,239
Retained earnings	11,149,232	(465,227)	(443,453)	10,240,552
Accumulated other comprehensive loss	(52,402)	—	(280,126)	(332,528)
Less - treasury stock, at cost (69,312,326 shares in 2021)	120,000	4,919,699	—	5,039,699
TOTAL COMMON SHAREHOLDERS' EQUITY	17,783,375	(6,592,646)	446,555	11,637,284
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	71,860	(3,750)	—	68,110
TOTAL	17,855,235	(6,596,396)	446,555	11,705,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,110,068	$(10)	$—	$4,110,058
Natural gas	46,548	—	—	46,548
Competitive businesses	—	—	62,009	62,009
Total	4,156,616	(10)	62,009	4,218,615

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,337,209	(10)	29,612	1,366,811
Purchased power	390,588	10	24,468	415,066
Nuclear refueling outage expenses	39,707	—	—	39,707
Other operation and maintenance	775,971	7,228	9,946	793,145
Asset write-offs, impairments, and related charges (credits)	—	—	(143)	(143)
Decommissioning	49,253	—	10	49,263
Taxes other than income taxes	188,998	237	821	190,056
Depreciation and amortization	451,554	300	1,434	453,288
Other regulatory charges (credits) - net	(43,283)	—	—	(43,283)
Total	3,189,997	7,765	66,148	3,263,910

OPERATING INCOME	966,619	(7,775)	(4,139)	954,705

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	20,245	—	—	20,245
Interest and investment income	55,807	(56,031)	3,190	2,966
Miscellaneous - net	(10,287)	(2,771)	2,596	(10,462)
Total	65,765	(58,802)	5,786	12,749

INTEREST EXPENSE
Interest expense	194,996	38,186	2,140	235,322
Allowance for borrowed funds used during construction	(7,862)	—	—	(7,862)
Total	187,134	38,186	2,140	227,460

INCOME BEFORE INCOME TAXES	845,250	(104,763)	(493)	739,994

Income taxes	178,088	(12,228)	18,252	184,112

CONSOLIDATED NET INCOME	667,162	(92,535)	(18,745)	555,882

Preferred dividend requirements of subsidiaries and noncontrolling interest	(5,206)	(48)	547	(4,707)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$672,368	$(92,487)	$(19,292)	$560,589

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.31	($0.45)	($0.10)	$2.76
DILUTED	$3.29	($0.45)	($0.10)	$2.74

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,445,773
DILUTED				204,578,013
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,159,986	$(17)	$—	$3,159,969
Natural gas	31,254	—	—	31,254
Competitive businesses	—	34	162,275	162,309
Total	3,191,240	17	162,275	3,353,532

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	713,560	(7)	24,232	737,785
Purchased power	289,180	7	22,145	311,332
Nuclear refueling outage expenses	32,006	—	11,303	43,309
Other operation and maintenance	643,942	5,713	50,940	700,595
Asset write-offs, impairments, and related charges	—	—	(139)	(139)
Decommissioning	46,857	—	13,507	60,364
Taxes other than income taxes	180,060	209	2,078	182,347
Depreciation and amortization	412,308	705	8,732	421,745
Other regulatory charges (credits) - net	68,324	—	—	68,324
Total	2,386,237	6,627	132,798	2,525,662

OPERATING INCOME	805,003	(6,610)	29,477	827,870

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	17,180	—	—	17,180
Interest and investment income	104,946	(32,738)	2,904	75,112
Miscellaneous - net	(20,713)	(1,785)	5,701	(16,797)
Total	101,413	(34,523)	8,605	75,495

INTEREST EXPENSE
Interest expense	179,657	33,773	3,182	216,612
Allowance for borrowed funds used during construction	(7,112)	—	—	(7,112)
Total	172,545	33,773	3,182	209,500

INCOME (LOSS) BEFORE INCOME TAXES	733,871	(74,906)	34,900	693,865

Income taxes	159,472	(10,026)	8,836	158,282

CONSOLIDATED NET INCOME (LOSS)	574,399	(64,880)	26,064	535,583

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$570,366	$(64,880)	$25,517	$531,003

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.84	($0.33)	$0.13	$2.64
DILUTED	$2.82	($0.32)	$0.13	$2.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,963,049
DILUTED				202,003,329
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,024,124	$(35)	$—	$10,024,089
Natural gas	166,917	—	—	166,917
Competitive businesses	—	11	300,720	300,731
Total	10,191,041	(24)	300,720	10,491,737

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,605,211	(25)	80,508	2,685,694
Purchased power	1,191,495	25	63,798	1,255,318
Nuclear refueling outage expenses	101,211	—	18,414	119,625
Other operation and maintenance	2,130,232	25,801	93,641	2,249,674
Asset write-offs, impairments, and related charges (credits)	—	—	(163,464)	(163,464)
Decommissioning	145,937	—	28,234	174,171
Taxes other than income taxes	528,479	863	13,106	542,448
Depreciation and amortization	1,323,348	649	13,022	1,337,019
Other regulatory charges (credits) - net	689,355	—	—	689,355
Total	8,715,268	27,313	147,259	8,889,840

OPERATING INCOME	1,475,773	(27,337)	153,461	1,601,897

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	49,685	—	—	49,685
Interest and investment income (loss)	52,627	(132,477)	(38,152)	(118,002)
Miscellaneous - net	28,155	(8,036)	12,601	32,720
Total	130,467	(140,513)	(25,551)	(35,597)

INTEREST EXPENSE
Interest expense	576,341	113,148	5,069	694,558
Allowance for borrowed funds used during construction	(18,710)	—	—	(18,710)
Total	557,631	113,148	5,069	675,848

INCOME BEFORE INCOME TAXES	1,048,609	(280,998)	122,841	890,452

Income taxes	(118,257)	(37,117)	46,340	(109,034)

CONSOLIDATED NET INCOME	1,166,866	(243,881)	76,501	999,486

Preferred dividend requirements of subsidiaries and noncontrolling interest	1,297	(144)	1,641	2,794

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,165,569	$(243,737)	$74,860	$996,692

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.73	($1.20)	$0.37	$4.90
DILUTED	$5.70	($1.19)	$0.37	$4.88

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,259,373
DILUTED				204,357,916
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,339,821	$(57)	$—	$8,339,764
Natural gas	121,420	—	—	121,420
Competitive businesses	—	106	559,150	559,256
Total	8,461,241	49	559,150	9,020,440

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,802,069	(28)	62,975	1,865,016
Purchased power	885,705	28	57,705	943,438
Nuclear refueling outage expenses	97,172	—	33,575	130,747
Other operation and maintenance	1,937,548	17,747	233,203	2,188,498
Asset write-offs, impairments, and related charges	—	—	345,226	345,226
Decommissioning	138,777	—	106,428	245,205
Taxes other than income taxes	479,630	797	14,533	494,960
Depreciation and amortization	1,220,090	2,008	35,711	1,257,809
Other regulatory charges (credits) - net	45,464	—	—	45,464
Total	6,606,455	20,552	889,356	7,516,363

OPERATING INCOME	1,854,786	(20,503)	(330,206)	1,504,077

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,629	—	—	48,629
Interest and investment income	287,576	(98,207)	100,388	289,757
Miscellaneous - net	(118,512)	(5,544)	(16,515)	(140,571)
Total	217,693	(103,751)	83,873	197,815

INTEREST EXPENSE
Interest expense	537,068	94,345	11,426	642,839
Allowance for borrowed funds used during construction	(20,088)	—	—	(20,088)
Total	516,980	94,345	11,426	622,751

INCOME BEFORE INCOME TAXES	1,555,499	(218,599)	(257,759)	1,079,141

Income taxes	290,566	(37,459)	(47,299)	205,808

CONSOLIDATED NET INCOME	1,264,933	(181,140)	(210,460)	873,333

Preferred dividend requirements of subsidiaries	12,098	—	1,641	13,739

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,252,835	$(181,140)	$(212,101)	$859,594

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.24	($0.90)	($1.06)	$4.28
DILUTED	$6.21	($0.90)	($1.05)	$4.26

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,756,267
DILUTED				201,568,508
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$12,558,367	$(47)	$—	$12,558,320
Natural gas	216,107	—	—	216,107
Competitive businesses	—	32	439,734	439,766
Total	12,774,474	(15)	439,734	13,214,193

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,178,599	(26)	100,202	3,278,775
Purchased power	1,504,546	26	78,985	1,583,557
Nuclear refueling outage expenses	131,796	—	29,718	161,514
Other operation and maintenance	2,849,709	33,123	146,965	3,029,797
Asset write-offs, impairments, and related charges (credits)	—	—	(245,065)	(245,065)
Decommissioning	193,398	—	41,978	235,376
Taxes other than income taxes	691,453	559	15,766	707,778
Depreciation and amortization	1,740,410	1,345	21,740	1,763,495
Other regulatory charges (credits) - net	755,519	—	—	755,519
Total	11,045,430	35,027	190,289	11,270,746

OPERATING INCOME	1,729,044	(35,042)	249,445	1,943,447

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	71,528	—	—	71,528
Interest and investment income	207,868	(165,218)	(19,943)	22,707
Miscellaneous - net	(29,981)	(10,512)	12,006	(28,487)
Total	249,415	(175,730)	(7,937)	65,748

INTEREST EXPENSE
Interest expense	760,294	148,158	6,978	915,430
Allowance for borrowed funds used during construction	(27,639)	—	—	(27,639)
Total	732,655	148,158	6,978	887,791

INCOME BEFORE INCOME TAXES	1,245,804	(358,930)	234,530	1,121,404

Income taxes	(144,615)	(47,111)	68,258	(123,468)

CONSOLIDATED NET INCOME	1,390,419	(311,819)	166,272	1,244,872

Preferred dividend requirements of subsidiaries and noncontrolling interest	(12,734)	(172)	2,188	(10,718)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,403,153	$(311,647)	$164,084	$1,255,590

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.92	($1.54)	$0.81	$6.19
DILUTED	$6.88	($1.53)	$0.81	$6.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				202,813,697
DILUTED				203,901,896
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,478,479	$(72)	$—	$10,478,407
Natural gas	156,599	—	—	156,599
Competitive businesses	—	145	755,391	755,536
Total	10,635,078	73	755,391	11,390,542

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,190,493	(28)	78,846	2,269,311
Purchased power	1,078,098	28	76,081	1,154,207
Nuclear refueling outage expenses	131,182	—	44,226	175,408
Other operation and maintenance	2,628,480	25,051	347,912	3,001,443
Asset write-offs, impairments, and related charges	—	—	355,517	355,517
Decommissioning	183,855	—	158,960	342,815
Taxes other than income taxes	622,731	1,212	23,492	647,435
Depreciation and amortization	1,606,242	2,666	56,930	1,665,838
Other regulatory charges (credits) - net	122,379	—	—	122,379
Total	8,563,460	28,929	1,141,964	9,734,353

OPERATING INCOME	2,071,618	(28,856)	(386,573)	1,656,189

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	78,821	—	—	78,821
Interest and investment income	412,864	(130,486)	204,370	486,748
Miscellaneous - net	(185,925)	(7,373)	(28,761)	(222,059)
Total	305,760	(137,859)	175,609	343,510

INTEREST EXPENSE
Interest expense	714,291	119,937	16,392	850,620
Allowance for borrowed funds used during construction	(33,739)	—	—	(33,739)
Total	680,552	119,937	16,392	816,881

INCOME BEFORE INCOME TAXES	1,696,826	(286,652)	(227,356)	1,182,818

Income taxes	(156,128)	21,675	51,390	(83,063)

CONSOLIDATED NET INCOME	1,852,954	(308,327)	(278,746)	1,265,881

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,836,823	$(308,327)	$(280,934)	$1,247,562

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.16	($1.54)	($1.40)	$6.22
DILUTED	$9.11	($1.53)	($1.39)	$6.19

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,625,399
DILUTED				201,527,610
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$555,882	$535,583	$20,299
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	553,802	546,029	7,773
Deferred income taxes, investment tax credits, and non-current taxes accrued	197,467	164,919	32,548
Asset write-offs, impairments, and related charges (credits)	(143)	(139)	(4)
Changes in working capital:
Receivables	(144,273)	(90,805)	(53,468)
Fuel inventory	3,052	30,233	(27,181)
Accounts payable	(102,702)	493,943	(596,645)
Taxes accrued	89,974	89,322	652
Interest accrued	50,308	29,475	20,833
Deferred fuel costs	(154,139)	(70,717)	(83,422)
Other working capital accounts	12,176	(8,017)	20,193
Changes in provisions for estimated losses	1,855	(18,299)	20,154
Changes in other regulatory assets	(137,099)	(724,948)	587,849
Changes in other regulatory liabilities	(132,103)	(53,631)	(78,472)
Changes in pension and other postretirement liabilities	(90,459)	(162,435)	71,976
Other	289,880	503,923	(214,043)
Net cash flow provided by operating activities	993,478	1,264,436	(270,958)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,132,525)	(1,042,256)	(90,269)
Allowance for equity funds used during construction	20,245	17,180	3,065
Nuclear fuel purchases	(10,776)	(53,748)	42,972
Payment for purchase of plant or assets	(1,044)	—	(1,044)
Net payments from sale of assets	—	(5,000)	5,000
Changes in securitization account	887	4,177	(3,290)
Payments to storm reserve escrow account	(1,279)	(6)	(1,273)
Receipts from storm reserve escrow account	60	38,900	(38,840)
Decrease (increase) in other investments	2,819	(6,514)	9,333
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	33,501	(33,501)
Proceeds from nuclear decommissioning trust fund sales	277,801	637,660	(359,859)
Investment in nuclear decommissioning trust funds	(301,173)	(659,644)	358,471
Net cash flow used in investing activities	(1,144,985)	(1,035,750)	(109,235)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,465,632	1,260,822	204,810
Treasury stock	4,850	1,574	3,276
Retirement of long-term debt	(705,219)	(1,146,225)	441,006
Changes in credit borrowings and commercial paper - net	(11,239)	140,076	(151,315)
Other	31,136	23,709	7,427
Dividends paid:
Common stock	(205,471)	(190,907)	(14,564)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	575,109	84,469	490,640
Net increase in cash and cash equivalents	423,602	313,155	110,447
Cash and cash equivalents at beginning of period	579,889	686,881	(106,992)
Cash and cash equivalents at end of period	$1,003,491	$1,000,036	$3,455

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$176,545	$162,280	$14,265
Income taxes	$73	$1,966	$(1,893)

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$999,486	$873,333	$126,153
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,667,756	1,696,323	(28,567)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(76,672)	280,193	(356,865)
Asset write-offs, impairments, and related charges (credits)	(163,464)	345,200	(508,664)
Changes in working capital:
Receivables	(368,772)	(245,082)	(123,690)
Fuel inventory	19,433	46,951	(27,518)
Accounts payable	(59,787)	362,529	(422,316)
Taxes accrued	89,554	19,611	69,943
Interest accrued	38,361	29,313	9,048
Deferred fuel costs	(821,386)	(356,833)	(464,553)
Other working capital accounts	(124,677)	(94,791)	(29,886)
Changes in provisions for estimated losses	297,842	(72,577)	370,419
Changes in other regulatory assets	587,128	(631,172)	1,218,300
Changes in other regulatory liabilities	(116,315)	117,301	(233,616)
Effects of securitization on regulatory asset	(1,036,955)	—	(1,036,955)
Changes in pension and other postretirement liabilities	(258,141)	(422,028)	163,887
Other	1,136,050	62,712	1,073,338
Net cash flow provided by operating activities	1,809,441	2,010,983	(201,542)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,853,121)	(3,925,632)	72,511
Allowance for equity funds used during construction	49,685	48,629	1,056
Nuclear fuel purchases	(125,619)	(127,606)	1,987
Payment for purchase of plant or assets	(106,193)	(36,534)	(69,659)
Net proceeds (payments) from sale of assets	(7,082)	17,421	(24,503)
Litigation proceeds form settlement agreement	9,829	—	9,829
Changes in securitization account	1,224	13,862	(12,638)
Payments to storm reserve escrow account	(1,291,593)	(23)	(1,291,570)
Receipts from storm reserve escrow account	1,000,278	83,105	917,173
Decrease (increase) in other investments	(33,238)	4,239	(37,477)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	32,367	49,236	(16,869)
Proceeds from nuclear decommissioning trust fund sales	1,377,304	4,475,142	(3,097,838)
Investment in nuclear decommissioning trust funds	(1,422,808)	(4,463,814)	3,041,006
Net cash flow used in investing activities	(4,368,967)	(3,861,975)	(506,992)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,316,693	6,269,152	(952,459)
Treasury stock	31,802	5,613	26,189
Common stock	—	26,817	(26,817)
Retirement of long-term debt	(4,998,642)	(4,046,791)	(951,851)
Changes in credit borrowings and commercial paper - net	185,455	(621,168)	806,623
Capital contribution from noncontrolling interest	9,595	—	9,595
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	41,659	44,176	(2,517)
Dividends paid:
Common stock	(615,937)	(572,131)	(43,806)
Preferred stock	(13,739)	(13,739)	—
Net cash flow provided by financing activities	3,120,458	1,091,929	2,028,529
Net increase (decrease) in cash and cash equivalents	560,932	(759,063)	1,319,995
Cash and cash equivalents at beginning of period	442,559	1,759,099	(1,316,540)
Cash and cash equivalents at end of period	$1,003,491	$1,000,036	$3,455

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$631,211	$590,581	$40,630
Income taxes	$(7,412)	$29,454	$(36,866)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended Setpember 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,244,872	$1,265,881	$(21,009)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,214,377	2,259,169	(44,792)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(108,146)	(171,648)	63,502
Asset write-offs, impairments, and related charges (credits)	(245,065)	355,462	(600,527)
Changes in working capital:
Receivables	(208,319)	(183,388)	(24,931)
Fuel inventory	(9,159)	20,101	(29,260)
Accounts payable	(152,519)	325,903	(478,422)
Taxes accrued	48,760	20,398	28,362
Interest accrued	(1,592)	26,109	(27,701)
Deferred fuel costs	(930,603)	(358,155)	(572,448)
Other working capital accounts	(83,769)	(123,750)	39,981
Changes in provisions for estimated losses	284,706	(325,741)	610,447
Changes in other regulatory assets	681,593	(1,285,133)	1,966,726
Changes in other regulatory liabilities	(189,985)	394,341	(584,326)
Effects of securitization on regulatory asset	(1,036,955)	—	(1,036,955)
Changes in pension and other postretirement liabilities	(733,280)	(101,505)	(631,775)
Other	1,324,255	212,639	1,111,616
Net cash flow provided by operating activities	2,099,171	2,330,683	(231,512)
INVESTING ACTIVITIES
Construction/capital expenditures	(6,014,785)	(5,444,149)	(570,636)
Allowance for equity funds used during construction	71,529	78,821	(7,292)
Nuclear fuel purchases	(164,525)	(165,885)	1,360
Payment for purchase of plant or assets	(237,963)	(259,022)	21,059
Net proceeds (payments) from sale of assets	(7,082)	17,421	(24,503)
Litigation proceeds form settlement agreement	9,829	—	9,829
Changes in securitization account	1,031	18,170	(17,139)
Payments to storm reserve escrow account	(1,291,595)	(52)	(1,291,543)
Receipts from storm reserve escrow account	1,000,278	340,046	660,232
Decrease (increase) in other investments	(35,134)	1,305	(36,439)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	32,367	54,695	(22,328)
Proceeds from nuclear decommissioning trust fund sales	2,455,791	5,985,462	(3,529,671)
Investment in nuclear decommissioning trust funds	(2,506,009)	(6,005,211)	3,499,202
Net cash flow used in investing activities	(6,686,268)	(5,378,399)	(1,307,869)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,355,968	10,717,746	(3,361,778)
Treasury stock	32,166	6,429	25,737
Common stock	173,959	26,817	147,142
Retirement of long-term debt	(5,779,678)	(6,812,942)	1,033,264
Changes in credit borrowings and commercial paper - net	380,311	(391,884)	772,195
Capital contributions from noncontrolling interest	60,797	—	60,797
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	40,704	42,593	(1,889)
Dividends paid:
Common stock	(818,928)	(762,352)	(56,576)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	4,590,552	2,808,088	1,782,464
Net increase (decrease) in cash and cash equivalents	3,455	(239,628)	243,083
Cash and cash equivalents at beginning of period	1,000,036	1,239,664	(239,628)
Cash and cash equivalents at end of period	$1,003,491	$1,000,036	$3,455

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$883,858	$794,821	$89,037
Income taxes	$61,511	$710	$60,801